EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

ELIZABETH ARDEN, INC. ANNOUNCES VESTING OF PERFORMANCE

ACCELERATED RESTRICTED STOCK AND SECURITIES TRADING PLANS

UNDER SEC RULE 10b5-1

New York, New York (March 22, 2005) – Elizabeth Arden, Inc. (NASDAQ: RDEN), a global prestige fragrance and beauty products company, today announced that certain executives are selling shares to cover tax withholding obligations as a result of the vesting of performance accelerated restricted stock on March 22, 2005. In addition, certain executives will be implementing 10b5-1 plans under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The performance accelerated restricted stock was awarded in March 2002 and provided for a vesting period of six years from the date of grant, unless the Company’s total shareholder return exceeded the median total shareholder return of the companies comprising the Russell 2000 Index (the “Benchmark”) over a three, four or five year period from the date of grant. Because the Company’s stock price has risen by approximately 116% as compared to an approximate 35% increase for the Benchmark since the grant date, the vesting was accelerated. The probable acceleration was disclosed in the Company’s filings with the Securities and Exchange Commission (the “SEC”) under the Exchange Act, and the Company has been incurring the associated expense assuming a March 22, 2005 vesting date.

Consistent with the terms of the performance accelerated restricted stock and as disclosed in the Company’s SEC filings, a new grant of performance based restricted stock was triggered upon vesting of the initial grant. As a result, the Compensation Committee of the Company’s Board of Directors approved the granting of approximately 423,800 shares of new performance based restricted stock to certain employees of the Company with substantially similar terms as the initial grant. The new grant will, however, only vest if the Company’s total shareholder return surpasses the total shareholder return of the Russell 2000 Index over a three, four, five or six year period from the date of grant.

In addition, in accordance with the company’s policy on the use of 10b5-1 plans for executive officers and directors, Oscar E. Marina, Executive Vice President and General Counsel, and Ronald Rolleston, Executive Vice President, Global Marketing, have entered into 10b5-1 plans that cover a small portion of their stock options or vested restricted stock for tax planning purposes. The Company believes the adoption of such trading plans is consistent with good corporate governance policies.

Elizabeth Arden is a global prestige fragrance and beauty products company. The Company’s portfolio of brands includes the fragrance brands Elizabeth Arden’s Red Door, Red Door Revealed, Elizabeth Arden 5th Avenue, Elizabeth Arden green tea, ardenbeauty and Elizabeth Arden Provocative Woman, Elizabeth Taylor’s White Diamonds, Passion and Forever Elizabeth, Britney Spears’ Curious, White Shoulders, Geoffrey Beene’s Grey Flannel, Halston, Halston Z-14, PS Fine Cologne for Men, Design and Wings; the Elizabeth Arden skin care lines, including Ceramide and Eight Hour Cream; and the Elizabeth Arden color cosmetics line.

Company Contact:	Marcey Becker
Senior Vice President, Finance
(203) 462-5809

Investor Contact:	Cara O’Brien/Lila Sharifian
Financial Dynamics
(212) 850-5600

In connection with the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, Elizabeth Arden, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans” and “projection”) are not historical facts and may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, key factors set forth in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, that have a direct bearing on our results of operations. We caution that those factors could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.